SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

         --------------------------------------------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT
                                (Amendment No. 2)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                December 30, 2002

                            Rexhall Industries, Inc.
               (Exact name of registrant as specified in charter)


 California                       0-10067                       95-4135907
(State or other                 (Commission                   (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


46147 7th Street West, Lancaster California     93534
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(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:           (661) 726-0565
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                                EXPLANATORY NOTE

The purpose of this Form 8-K/A (Amendment No. 2) is to combine and amend in its entirety registrant's Form 8-K filed on January 8, 2003, as amended by its Form 8-K/A filed January 17, 2003, in response to comments registrant has received on such Form 8-K and Form 8-K/A from the staff of the Division of Corporation of Finance of the Securities and Exchange Commission.

Item 1.  Changes in Control of Registrant.
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                  Not applicable.

Item 2.  Acquisition or Disposition of Assets.
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                  None.

Item 3.  Bankruptcy or Receivership.
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                  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
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(a)  (i)  On December 30, 2002, the Audit Committee of Rexhall Industries,  Inc.
          (the "Company") dismissed the firm of KPMG LLP ("KPMG") as the Company's independent auditors.

     (ii) KPMG's report on the Company's financial statements for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii)Except as described below, during the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the date of dismissal, there were no disagreements (as defined in Item 304(a) (1) (iv) of Securities and Exchange Commission Regulation S-K).

          During the subsequent interim periods preceding the date of dismissal, the Company concluded that an incorrect number was recorded for its raw material inventory during the first quarter of 2002, and it would need to restate the financial information in its Form 10-Q for the first quarter. Initially, the Company and KPMG disagreed on the scope and timing of the independent investigation related to this error, which commenced in August of 2002. Ultimately, this disagreement was resolved with both the second quarter and restated first quarter 10-Q's being filed after the independent investigation was completed in late September, which identified no further changes were needed to the first quarter's financial statements other than what had been originally identified by management.

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     (iv) Except as described below, during the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the date of dismissal, there were no reportable events (as defined in Item 304(a) (1) (v) of Securities and Exchange Commission Regulation S-K).

          During the subsequent interim periods preceding the date of dismissal, KPMG proposed a significant increase in audit scope for the year-end audit of 2002. KPMG communicated to the Audit Committee of the Board of Directors that various factors contributed to the increase, including their belief that there was both a reduction in the number of personnel in the accounting and financial reporting departments, and a reduction in the level of experience of personnel with accounting and reporting responsibilities, and their belief that they would be unable to rely upon internal controls related to information technology systems and inventory.

          KPMG also proposed a very significant increase in the billing rates it had used in the past for the Company, which led to the Company's Audit Committee to solicit bids for the upcoming 2002 yearend audit.

          As the registrant announced in its press release dated March 7, 2003, registrant's Audit Committee has given consideration to the information provided by KPMG with respect to their proposed increase in fees. The Audit Committee has shared this information with its new independent public accountants, Beckman Kirkland & Whitney, and has requested the firm perform additional tests and procedures as part of its audit for the year ended December 31, 2002 and to report to the Audit Committee with respect to the internal controls of the Company related to information technology systems and inventory.

         The decision to dismiss KPMG was recommended by the Audit Committee and unanimously approved by the Company's Board of Directors.

         The Company has provided KPMG with a copy this Form 8-K/A (Amendment No. 2) and has requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. KPMG's letter is unavailable at the time of filing of this Form 8-K/A (Amendment No. 2) and the Company has requested KPMG to provide the letter as promptly as possible so that the Company can file the letter with the Securities and Exchange Commission within ten business days after the filing of this Form 8K/A (Amendment No. 2).


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Item 5.  Other Events.
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                  Not applicable.

Item 6.  Resignations of Registrant's Directors.
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                  Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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        (a) Financial Statements.

                  Not applicable

        (b) Pro forma financial information.

                  Not applicable.

        (c) Exhibits

            The following exhibit is filed herewith:

            Exhibit 16(a) Letter, dated January 15, 2003, from KPMG LLP to the Securities and Exchange Commission (incorporated by reference to the corresponding exhibit filed with registrant's Form 8-K/A on January 17, 2003).

Item 8. Change in Fiscal Year
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                  Not applicable.

Item 9. Regulation FD Disclosure.
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                  Not applicable.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                    Rexhall Industries, Inc.
                                                    ------------------------
                                                          (Registrant)


Date: September 12, 2003                 By: /S/ William J. Rex
                                            ----------------------------------
                                             William J. Rex,
                                             President, Chief Executive Officer
                                             and Interim Chief Financial Officer